2009年2月12日
発行年月日 / Date of Issue

OCIAジャパン

有機加工食品外国生産行程管理者認定書

Foreign Processed Foods Production Process Manager Organic Certification

建甌綠劍食品有限公司

福建省建甌市水西北津坑 CHINA

Certified products : Processed foods (boiled bamboo shoot)

06-054F
認定番号 / Accreditation number

登録認定機関OCIAジャパンは、上記事業者にＪＡＳ法に基づく
有機加工食品外国生産行程管理者の認定を付与し、当認定書を交付する。

OCIA Japan has reviewed the above applicant and determined that all processes meet
JAS's strict standards for Foreign Processed Foods Production Process Manager.
OCIA Japan has granted certification to the above applicant.

2009年2月12日
認定年月日 / Date of Certification

OCIA JAPAN Certification Chairperson *Kazuko Moriyama*

有限会社 OCIA ジャパン
〒105-0004 東京都港区新橋4-21-7 つるや加藤ビル3A
TEL 03-5733-2267 FAX 03-5733-2268
E-mail: ocia-jp@io.ocn.ne.jp Web site: http://www.ocia-jp.com

KY-04